UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 5, 2005

NIC INC. (Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	000-26621 (Commission File Number)	52-2077581 (I.R.S. Employer Identification No.)

10540 South Ridgeview Road Olathe, Kansas 66061 (Address of principal executive offices, including zip code)

(877) 234-3468 (Registrant's telephone number, including area code)

ITEM 7.01      REGULATION FD DISCLOSURE

On April 5, 2005, NIC Inc. issued a press release announcing that the state of South Carolina has signed an agreement with South Carolina Interactive, a subsidiary of NIC Inc., to build and manage its enterprise eGovernment Web portal for up to five years.  A copy of the press release is furnished with this report on Form 8-K as Exhibit 99.

NIC will host a conference call, which will also be available by Webcast, to discuss the information at 9:00 a.m., EST, on April 6, 2005.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99 - Press release issued by NIC Inc. dated April 5, 2005, announcing that the state of South Carolina has signed an agreement with South Carolina Interactive, a subsidiary of NIC Inc., to build and manage its enterprise eGovernment Web portal for up to five years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

Date: April 5, 2005	/s/ Stephen M. Kovzan Stephen M. Kovzan Vice President, Financial Operations Chief Accounting OFficer